Exhibit 99.2

                         FORM OF SUBSCRIPTION AGREEMENT

                            HUDSON TECHNOLOGIES, INC.

       SUBSCRIPTION AGREEMENT FOR SHARES OFFERED TO MEMBERS OF THE PUBLIC
                        AND HOLDERS OF CONVERTIBLE NOTES

                    EXPIRATION DATE: _________________, 2003

            You may subscribe for shares of Hudson Technologies, Inc. common stock through the officering that begins _______, 2003 and ends on ___________, 2003. This offering will only be available if any shares remain unsold after our rights offering that we commenced on ______, 2003 and ends on ___________, 2003. To participate in the offering, you must complete this subscription agreement and, except for holders of Convertible Notes electing to reduce all or a option of their principal and, if applicable, accrued and unpaid interest, include full payment for the shares you want to purchase. Members of the public subscribing hereby for the purchase of common stock are subject to a minimum purchase requirement of 1,000 shares in the offering. Orders received in the offering are subject to our acceptance and fulfillment on a "first come, first served" basis, subject to the number of shares remaining after the rights offering. Also, orders in the offering are subject to rejection in whole or in part solely at our discretion.

            To order shares in the offering, we must receive a properly completed and executed copy of this Subscription Agreement by ____________, 2003, together with (for members of the public subscribing for the purchase of shares) a personal check, cashier's check or money order payable to "HUDSON TECHNOLOGIES, INC." for an amount equal to the number of shares subscribed for multiplied by the price per share you must pay. The subscription price is $_____ per share, which was the subscription price for shares in the rights offering. The deadline for submitting the Subscription Agreement and related payment in the offering is __________, 2003.

            FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS OFFERING, PLEASE REFER TO THE PROSPECTUS DATED ___________, 2003, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM HUDSON TECHNOLOGIES, INC. BY CALLING BRIAN F. COLEMAN AT 845-735-6000.

            EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably subscribes for the number of shares of common stock indicated below, on the terms and subject to the conditions specified in the prospectus, receipt of which is hereby acknowledged.

            1. Number of shares you are subscribing for: __________________

            2. Total subscription price: (Number of shares in line 1 times $__)
______________________

            METHOD OF PAYMENT: Payment by members of the general public for the shares subscribed for above must be in the form of cashier's check, certified check, money order, or personal check payable to "HUDSON TECHNOLOGIES, INC." Holders of our outstanding Convertible Notes who have elected to purchase shares by executing and delivering this Subscription Agreement, DO NOT need to make any payment unless the total subscription price for the number of shares subscribed for hereby exceeds the aggregate principal and accrued and unpaid interest of such subscribing holder's Convertible Note. In that case, the holder must submit payment for the difference in accordance with the methods provided above.

            If the aggregate payment amount enclosed is insufficient to purchase the total number of shares listed in line 1, or if payment in enclosed but the number of shares being subscribed for is not specified, the holder of this Subscription Agreement shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount, subject to the minimum purchase requirement of 1,000 shares per investor in the offering. Any remaining funds shall be mailed to the subscriber without interest as soon as practicable.

            Please indicate the form of ownership desired for the Shares:

_______  Individual                       _______  Corporation
_______  Joint Tenants with Right of      _______  Partnership
         Survivorship
_______  Tenants in Common                _______  Custodian
_______  Trust                            _______  Other (please describe below)

--------------------------------------------------------------------------------

            PLEASE PRINT OR TYPE BELOW THE EXACT TITLING IN WHICH UNDERSIGNED DESIRES THE COMMON SHARES TO BE REGISTERED:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


_______________________________________   ______________________________________
Signature                                 Date

_______________________________________   ______________________________________
Signature of Joint Owner, if applicable   Area Code and Telephone Number

_______________________________________   ______________________________________
Street Address                            Social Security or Federal Taxpayer
                                          Identification No.

_______________________________________
City           State          Zip

                   TO BE COMPLETE BY HUDSON TECHNOLOGIES, INC.

Accepted as of _______________, 2003, as to _______________ Shares.


                                        ________________________________________
                                        Brian F. Coleman
                                        President

                   [SEE REVERSE SIDE FOR SUBSTITUTE FORM W-9]

                               SUBSTITUTE FORM W-9

             Department of the Treasury the Internal Revenue Service

           Payer's Request for Taxpayer Identification Number ("TIN")

PART I - Taxpayer Identification Number. For all accounts, enter taxpayer number in the appropriate box. For most individuals, this is your Social Security number. If you do not have a number or if the account is in more than one name, contact the person identified below in the last paragraph.

                         _____________________________

                         _____________________________

PART II - For Payees Exempt from backup Withholding Certification - Under penalties of perjury, I certify that:

      (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

      (2) I am not subject to backup withholding either because (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION GUIDELINES - You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).


____________________________________    ________________________________________
Signature                               Date

            SUBSTITUTE FORM W-9. Each subscriber must provide a correct taxpayer identification number ("TIN") and sign and date the Substitute W-9 on the Transmittal. In general, if a subscriber is an individual, the TIN is the social security number of such individual. See the enclosed guidelines. If the correct TIN is not provided, the subscriber may be subject to a $50 penalty imposed by the Internal Revenue Code. For further information regarding instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if shares are held in more than one name), contact Brian F. Coleman, Hudson Technologies, Inc., 275 North Middletown Road, Pearl River, New York 10965, (845) 735-6000.